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                                                                       EXHIBIT 5










                                 August 14, 1997






Cisco Systems, Inc.
170 West Tasman Drive
San Jose, CA  95134-1706


                  Re:  Cisco Systems, Inc. Registration Statement for
                        Offering of 574,750 shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 574,750 shares of the common stock ("Common Stock") of Cisco Systems, Inc. (the "Company") issuable under the Ardent Communications Corporation 1996 Stock Option Plan (the "Plan") as assumed by the Company. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ BROBECK, PHLEGER & HARRISON LLP
                                            -----------------------------------
                                            Brobeck, Phleger & Harrison LLP